UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 23, 2019

Date of Report (date of earliest event reported)

MEDALLIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850

San Francisco, California 94105

(Address of principal executive offices)

(650) 321-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 23, 2019 (the “Closing Date”), Medallia, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “Acquisition”) of Zingle, Inc., a Delaware corporation (“Zingle”), pursuant to the terms of a stock purchase agreement (the “Stock Purchase Agreement”), dated as of September 23, 2019, by and among the Company, Zingle, the stockholders of Zingle, and Shareholder Representative Service LLC solely in its capacity as the representative of Zingle’s securityholders.

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, on the Closing Date, the Company acquired all of the issued and outstanding shares of capital stock of Zingle, and Zingle became a wholly owned subsidiary of the Company. The aggregate consideration payable in exchange for Zingle was approximately $42.0 million in cash, subject to customary adjustments. The Company funded the Acquisition from existing cash balances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2019

MEDALLIA, INC.

/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer